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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 19, 2001

Target Corporation

(Exact name of registrant as specified in its charter)
Minnesota	1-6049	41-0215170

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Nicollet Mall Minneapolis, Minnesota		55402-2055

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code    (612) 370-6948

Item 5.  Other Events

    On June 19, 2001, Target Corporation (the "Corporation") issued a News Release relating to its plan to offer an enhanced Target credit card with Visa capabilities. The News Release is attached hereto as Exhibit 99. Forward-looking statements in this release should be considered in conjuction with the cautionary statements in Exhibit (99)C to the Corporation's 2000 Form 10-K.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits
	99	Target Corporation's press release dated June 19, 2001 relating to its plan to offer an enhanced Target credit card with Visa capabilities.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION
Dated: June 19, 2001	By:	/s/ DOUGLAS A. SCOVANNER Douglas A. Scovanner Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing
99	Target Corporation's press release dated June 19, 2001 relating to its plan to offer an enhanced Target credit card with Visa capabilities.	Electronic Transmission

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SIGNATURES
INDEX TO EXHIBITS